UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2017

Boston Capital Tax Credit Fund IV Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26200 (Commission File Number)	04-3208648 (IRS Employer Identification No.)
One Boston Place, Suite 2100 Boston, Massachusetts 02108 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (617) 624-8900

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On January 3, 2017, Boston Capital Tax Credit Fund IV Limited Partnership, a Delaware limited partnership (the “Partnership”), approved a Second Amendment to the Agreement of Limited Partnership (the “Amendment”). The Amendment permits the general partner to sell all or substantially all of the assets of the Partnership or any series thereof without seeking additional consent from the holders of the Partnership’s beneficial assignee certificates (the “BAC Holders”). The Amendment is attached as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein in its entirety.

Item 3.03.  Material Modifications to Rights of Security Holders.

See Item 1.01 of this Current Report, which is incorporated into this Item 3.03 be reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As described in further detail in the Partnership’s proxy statement dated September 21, 2016, the general partner of the Partnership solicited the consent of the Partnership’s BAC Holders to approve the Amendment. As of September 1, 2016, the record date, 83,428,546 BACs were issued and outstanding. The following are the results of the vote, which was closed by the general partner of the Partnership on January 3, 2017:

BAC Holders holding 43,471,467 (52.11%) BACs voted for the proposal.

BAC Holders holding 2,462,481 (5.24%) BACs voted against the proposal.

BAC Holders holding 1,096,600 (2.33%) BACs abstained.

Since BAC Holders of record holding a majority (52.11%) of the BACs outstanding as of the record date voted for the proposal, the Amendment was approved by the BAC Holders.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits
Number

	4.1	Second Amendment to Agreement of Limited Partnership of Boston Capital Tax Credit Fund IV Limited Partnership dated January 3, 2017.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON CAPITAL TAX CREDIT FUND IV LIMITED PARTNERSHIP

By:   Boston Capital Associates IV Limited Partnership,

its General Partner

By:   BCA Associates Limited Partnership,

its General Partner

By:   C&M Management, Inc.,

its General Partner

Date: January 3, 2017	By:	/s/ John P. Manning John P. Manning President

Exhibit Index

Exhibit Number	Exhibit Name
4.1	Second Amendment to Agreement of Limited Partnership of Boston Capital Tax Credit Fund IV Limited Partnership dated January 3, 2017.